EXHIBIT 99.1

Greif, Inc. Mourns Loss of Board Member Michael H. Dempsey

DELAWARE, Ohio (April 29, 2009) – Michael H. Dempsey, a member of the Board of Directors of Greif, Inc. (NYSE:  GEF, GEF.B), passed away today in Columbus, Ohio.

Dempsey, 52, a resident of San Diego, had been a director since 1996.

“It’s a very sad day at Greif, and our employees around the world are grieving this loss,” said Michael J. Gasser, chairman and chief executive officer.  “Mike Dempsey was an inspiration to all of us through his energy, passion and commitment to both his family and Greif.  We will miss his wisdom and counsel.  Our thoughts and prayers are with all members of the Dempsey family.”

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, corrugated and multiwall containers, packaging accessories and containerboard, and provides blending and packaging services for a wide range of industries.  Greif also manages timber properties in North America.  The company is strategically positioned in more than 45 countries to serve global as well as regional customers.  Additional information is on the Greif’s website at www.greif.com.